Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces First Quarter 2022 Financial Results

•Record net revenue of $263.9 million, up 6% sequentially and up 26% year-over-year
•GAAP gross margin 58.6% and non-GAAP gross margin 62.8%, up 140 bps and 110 bps from previous quarter, respectively

Carlsbad, Calif. – April 27, 2022 – MaxLinear, Inc. (NASDAQ: MXL), a leading provider of RF, analog, digital and mixed-signal integrated circuits, today announced financial results for the first quarter ended March 31, 2022.

First Quarter Financial Highlights
GAAP basis:
•Net revenue was $263.9 million, up 6% sequentially and up 26% year-over-year.
•GAAP gross margin was 58.6%, compared to 57.2% in the prior quarter, and 53.4% in the year-ago quarter.
•GAAP operating expenses were $106.5 million in the first quarter 2022, or 40% of net revenue, compared to $112.4 million in the prior quarter, or 45% of net revenue, and $101.8 million in the year-ago quarter, or 49% of net revenue.
•GAAP income from operations was 18% of revenue, compared to income from operations of 12% in the prior quarter, and income from operations of 5% in the year-ago quarter.
•Net cash flow provided by operating activities was $134.2 million, compared to net cash flow provided by operating activities of $16.0 million in the prior quarter, and net cash flow provided by operating activities of $40.3 million in the year-ago quarter.
•GAAP diluted earnings per share was $0.42, compared to diluted earnings per share of $0.35 in the prior quarter, and diluted earnings per share of $0.05 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 62.8%. This compares to 61.7% in the prior quarter, and 58.6% in the year-ago quarter.
•Non-GAAP operating expenses were $77.3 million, or 29% of revenue, compared to $75.9 million or 31% of revenue in the prior quarter, and $72.6 million or 35% of revenue in the year-ago quarter.
•Non-GAAP income from operations was 33% of revenue, compared to 31% in the prior quarter, and 24% in the year-ago quarter.
•Non-GAAP diluted earnings per share was $1.00, compared to diluted earnings per share of $0.86 in the prior quarter, and diluted earnings per share of $0.55 in the year-ago quarter.

Management Commentary

“In the first quarter, revenue was up 6% sequentially and up 26% year-over-year, driven by strong growth across all our markets, and in particular, our connectivity market, which grew 14% sequentially. Our Wi-Fi growth has continued to be robust as we continue to win market share based on our leading differentiated feature set. We are confident in our ability to more than double this business in 2022, and are on a firm trajectory to deliver at least $200 million of Wi-Fi revenue in 2023. Along with the market share wins, we are also making tremendous progress in continued innovation for next generation Wi-Fi 7, which will drive future growth opportunities. Cash flow from operations was approximately $134.2 million, and non-GAAP gross margin for Q1 improved to 62.8%. We are excited about our prospects for continued future growth driven by our comprehensive product portfolio, and the accelerating pace of new product launches particularly in connectivity, fiber-to-the home broadband, optical, and wireless infrastructure markets,” commented Kishore Seendripu, Ph.D., Chairman and CEO.

Second Quarter 2022 Business Outlook

The company expects revenue in the second quarter 2022 to be approximately $275 million to $285 million. The Company also estimates the following:
•GAAP gross margin of approximately 57% to 59%;
•Non-GAAP gross margin of approximately 61% to 63%;
•GAAP operating expenses of approximately $112 million to $118 million;
•Non-GAAP operating expenses of approximately $80 million to $86 million;
•GAAP and non-GAAP interest and other expense of approximately $3 million.
Webcast and Conference Call

MaxLinear will host its first quarter financial results conference call today, April 27, 2022 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com, and will be archived and available after the call at https://investors.maxlinear.com until May 11, 2022. A replay of the conference call will also be available until May 11, 2022 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13728910.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including specifically our current guidance for second quarter 2022 revenue, gross margins, operating expenses, and interest and other expenses, as well as statements with respect to confidence in the Company’s outlook for second quarter 2022) and statements concerning expectations of potential developments in our target markets, including (without limitation) management’s views with respect to the prospects for and trends in our broadband, connectivity and infrastructure markets, and in particular, expectations concerning the development of our Wi-Fi market, including the Company’s ability to continue to increase market share and drive future growth opportunities in such market. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements and our future financial performance and operating results forecasts generally. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions. Additional risks and uncertainties affecting our business, future operating results and financial condition include, without limitation, intense competition in our industry; increasing supply chain risks within our industry, including increases in shipping and material costs and substantial shipping delays resulting in extended lead-times; inflation trends in our supply chain and in the global economy generally; uncertainties concerning the outcome of global trade negotiations, export control limitations, and heightened geopolitical risks generally; our dependence on a limited number of customers for a substantial portion of our revenues; potential decreases in average selling prices for our products; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; uncertainties concerning how end user markets for our products will develop, including in particular markets we have entered more recently such as broadband, Wi-Fi and 5G wireless and fiber-optic data center high-speed interconnect infrastructure markets but also existing markets; the impact of our indebtedness and limitations on our operating flexibility based on financial and operating covenants in the applicable term loan agreements, including (without limitation) debt covenant restrictions that may limit our ability to obtain additional financing, granting liens, undergoing certain fundamental changes, or making investments or certain restricted payments, and selling assets; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; our reliance on a limited number of third party manufacturers; the impact of the COVID-19 pandemic; and our lack of long-term supply contracts and dependence on limited sources of supply.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 2, 2022, and our Current Reports on Form 8-K, as well as the information to be set forth under the caption “Risk Factors” in MaxLinear’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which we expect to file soon. All forward-looking statements are based on the estimates, projections and assumptions of management as of April 27, 2022, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as percentage of revenue, and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance based bonus plan for 2022, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2021, which we settled in shares of common stock in 2022; (iv) amortization of purchased intangible assets; (v) research and development funded by others; (vi) acquisition and integration costs related to our acquisitions; (vii) professional fees and settlement costs related to IP and commercial litigation matters; (viii) severance and other restructuring charges; (ix) other non-recurring interest and other income (expenses), net attributable to acquisitions and (x) non-cash income tax benefits and expenses. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2021 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2022. We currently expect that bonus awards under our fiscal 2022 program will be settled in common stock in the first quarter of fiscal 2023.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, acquisition and integration costs primarily consisting of professional and consulting fees, and accretion of discount on deferred purchase price payments to interest expense. Gains related to acquisitions include a gain on sale of an investment in a privately-held entity included in interest and other income in the fourth quarter of 2021.
Research and development funded by others represents proceeds received under contracts for jointly funded R&D projects to develop technology that may be commercialized into a product in the future. Initially such proceeds may not yet be recognized in GAAP results if, pursuant to contract terms, the Company may required to repay all or a portion of the funds provided by the other party under certain conditions. Management believes it is not probable that it will trigger such conditions. Once such conditions have been resolved, the proceeds are recognized in GAAP results, and accordingly, reversed from non-GAAP results.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, a quantitative reconciliation is not available without unreasonable efforts and accordingly, we have not provided a reconciliation for non-GAAP guidance provided for the second quarter 2022.
About MaxLinear, Inc.
MaxLinear, Inc. (NASDAQ:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Leslie Green
Tel: +1 650-312-9060
lgreen@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net revenue	$263,927	$247,889	$209,359
Cost of net revenue	109,337	106,112	97,640
Gross profit	154,590	141,777	111,719
Operating expenses:
Research and development	65,886	73,320	63,166
Selling, general and administrative	40,577	39,120	36,469
Restructuring charges	—	—	2,166
Total operating expenses	106,463	112,440	101,801
Income from operations	48,127	29,337	9,918
Interest income	31	32	—
Interest expense	(2,349)	(2,400)	(4,206)
Other income (expense), net	(770)	1,510	(104)
Total other income (expense), net	(3,088)	(858)	(4,310)
Income before income taxes	45,039	28,479	5,608
Income tax provision	11,453	303	1,806
Net income	$33,586	$28,176	$3,802
Net income per share:
Basic	$0.44	$0.37	$0.05
Diluted	$0.42	$0.35	$0.05
Shares used to compute net income per share:
Basic	77,192	76,755	74,852
Diluted	80,641	81,567	78,283

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Operating Activities
Net income	$33,586	$28,176	$3,802
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	23,880	24,353	22,325
Amortization of debt issuance costs and accretion of discount on debt and leases	486	416	844
Stock-based compensation	18,554	16,415	12,955
Deferred income taxes	6,842	(4,640)	541
Loss on disposal of property and equipment	159	—	368
Unrealized holding loss on investments	954	—	—
Impairment of leasehold improvements	—	—	226
Impairment of leased right-of-use assets	—	—	429
(Gain) loss on foreign currency and other	(316)	250	21
Excess tax benefits on stock based awards	(7,120)	(2,046)	(1,809)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(5,969)	(12,265)	(20,079)
Inventory	(7,338)	(4,249)	5,658
Prepaid expenses and other assets	3,503	(9,301)	29,860
Leased right-of-use assets	—	—	36
Accounts payable, accrued expenses and other current liabilities	32,952	(22,283)	(22,032)
Accrued compensation	12,237	9,746	1,376
Accrued price protection liability	27,975	(8,956)	7,299
Lease liabilities	(3,301)	(2,835)	(2,002)
Other long-term liabilities	(2,918)	3,252	454
Net cash provided by operating activities	134,166	16,033	40,272
Investing Activities
Purchases of property and equipment	(4,800)	(12,242)	(6,152)
Purchases of intangible assets	(4,637)	(965)	(1,112)
Cash used in acquisitions, net of cash acquired	—	(5,000)	—
Proceeds loaned under notes receivable	(10,000)	—	—
Purchases of investments	(23,325)	—	(5,000)
Net cash used in investing activities	(42,762)	(18,207)	(12,264)
Financing Activities
Payment of debt issuance cost	—	(29)	—
Repayment of debt	(20,000)	(20,000)	(20,000)
Net proceeds from issuance of common stock	87	2,494	1,298
Minimum tax withholding paid on behalf of employees for restricted stock units	(24,449)	(2,068)	(7,442)
Repurchase of common stock	(26,297)	(15,403)	(2,673)
Net cash used in financing activities	(70,659)	(35,006)	(28,817)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(230)	(1,636)	(32)
Increase (decrease) in cash, cash equivalents and restricted cash	20,515	(38,816)	(841)
Cash, cash equivalents and restricted cash at beginning of period	131,738	170,554	150,034
Cash, cash equivalents and restricted cash at end of period	$152,253	$131,738	$149,193

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2022	December 31, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$151,111	$130,572	$148,095
Short-term restricted cash	105	105	114
Short-term investments	19,051	—	—
Accounts receivable, net	125,693	119,724	87,521
Inventory	139,041	131,703	92,154
Prepaid expenses and other current assets	19,575	22,000	17,096
Total current assets	454,576	404,104	344,980
Long-term restricted cash	1,037	1,061	984
Property and equipment, net	60,022	60,924	40,787
Leased right-of-use assets	32,919	27,269	24,403
Intangible assets, net	140,153	152,540	191,542
Goodwill	306,713	306,668	302,828
Deferred tax assets	82,326	89,168	85,524
Other long-term assets	21,381	8,650	7,551
Total assets	$1,099,127	$1,050,384	$998,599

Liabilities and stockholders’ equity
Current liabilities	$234,795	$207,395	$197,637
Long-term lease liabilities	30,208	24,640	22,419
Long-term debt	286,298	306,153	344,116
Other long-term liabilities	19,980	22,998	13,649
Stockholders’ equity	527,846	489,198	420,778
Total liabilities and stockholders’ equity	$1,099,127	$1,050,384	$998,599

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
GAAP gross profit	$154,590	$141,777	$111,719
Stock-based compensation	163	152	169
Performance based equity	112	137	82
Amortization of purchased intangible assets	10,811	10,759	10,747
Non-GAAP gross profit	165,676	152,825	122,717

GAAP R&D expenses	65,886	73,320	63,166
Stock-based compensation	(9,676)	(8,243)	(7,162)
Performance based equity	(5,337)	(8,224)	(4,598)
Research and development funded by others	2,800	(2,000)	—
Acquisition and integration costs	—	(25)	(92)
Non-GAAP R&D expenses	53,673	54,828	51,314

GAAP SG&A expenses	40,577	39,120	36,469
Stock-based compensation	(8,715)	(8,020)	(5,624)
Performance based equity	(2,068)	(3,934)	(1,890)
Amortization of purchased intangible assets	(6,176)	(5,928)	(6,070)
Acquisition and integration costs	5	(192)	(1,561)
IP litigation costs, net	—	—	(11)
Non-GAAP SG&A expenses	23,623	21,046	21,313

GAAP restructuring expenses	—	—	2,166
Restructuring charges	—	—	(2,166)
Non-GAAP restructuring expenses	—	—	—

GAAP income from operations	48,127	29,337	9,918
Total non-GAAP adjustments	40,253	47,614	40,172
Non-GAAP income from operations	88,380	76,951	50,090

GAAP interest and other income (expense), net	(3,088)	(858)	(4,310)
Non-recurring interest and other income (expense), net	68	(1,893)	310
Non-GAAP interest and other income (expense), net	(3,020)	(2,751)	(4,000)

GAAP income before income taxes	45,039	28,479	5,608
Total non-GAAP adjustments	40,321	45,721	40,482
Non-GAAP income before income taxes	85,360	74,200	46,090

GAAP income tax provision	11,453	303	1,806
Adjustment for non-cash tax benefits/expenses	(6,331)	4,149	959
Non-GAAP income tax provision	5,122	4,452	2,765

GAAP net income	33,586	28,176	3,802
Total non-GAAP adjustments before income taxes	40,321	45,721	40,482
Less: total tax adjustments	(6,331)	4,149	959
Non-GAAP net income	$80,238	$69,748	$43,325

Shares used in computing non-GAAP basic net income per share	77,192	76,755	74,852
Shares used in computing non-GAAP diluted net income per share	80,641	81,567	78,283
Non-GAAP basic net income per share	$1.04	$0.91	$0.58
Non-GAAP diluted net income per share	$1.00	$0.86	$0.55

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
GAAP gross profit	58.6%	57.2%	53.4%
Stock-based compensation	0.1%	0.1%	0.1%
Performance based equity	—%	0.1%	—%
Amortization of purchased intangible assets	4.1%	4.3%	5.1%
Non-GAAP gross profit	62.8%	61.7%	58.6%

GAAP R&D expenses	25.0%	29.6%	30.2%
Stock-based compensation	(3.7)%	(3.3)%	(3.4)%
Performance based equity	(2.0)%	(3.3)%	(2.2)%
Research and development funded by others	1.1%	(0.8)%	—%
Acquisition and integration costs	—%	—%	—%
Non-GAAP R&D expenses	20.3%	22.1%	24.5%

GAAP SG&A expenses	15.4%	15.8%	17.4%
Stock-based compensation	(3.3)%	(3.2)%	(2.7)%
Performance based equity	(0.8)%	(1.6)%	(0.9)%
Amortization of purchased intangible assets	(2.3)%	(2.4)%	(2.9)%
Acquisition and integration costs	—%	(0.1)%	(0.8)%
IP litigation costs, net	—%	—%	—%
Non-GAAP SG&A expenses	9.0%	8.5%	10.2%

GAAP restructuring expenses	—%	—%	1.0%
Restructuring charges	—%	—%	(1.0)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP income from operations	18.2%	11.8%	4.7%
Total non-GAAP adjustments	15.3%	19.2%	19.2%
Non-GAAP income from operations	33.5%	31.0%	23.9%

GAAP interest and other income (expense), net	(1.2)%	(0.4)%	(2.1)%
Non-recurring interest and other income (expense), net	—%	(0.8)%	0.2%
Non-GAAP interest and other income (expense), net	(1.1)%	(1.1)%	(1.9)%

GAAP income before income taxes	17.1%	11.5%	2.7%
Total non-GAAP adjustments before income taxes	15.3%	18.4%	19.3%
Non-GAAP income before income taxes	32.3%	29.9%	22.0%

GAAP income tax provision	4.3%	0.1%	0.9%
Adjustment for non-cash tax benefits/expenses	(2.4)%	1.7%	0.5%
Non-GAAP income tax provision	1.9%	1.8%	1.3%

GAAP net income	12.7%	11.4%	1.8%
Total non-GAAP adjustments before income taxes	15.3%	18.4%	19.3%
Less: total tax adjustments	(2.4)%	1.7%	0.5%
Non-GAAP net income	30.4%	28.1%	20.7%